Exhibit 99.1

FOR IMMEDIATE RELEASE

GLOBAL MEDICAL REIT INC. ANNOUNCES SECOND QUARTER 2017

FINANCIAL RESULTS

Reconciliations of non-GAAP financial measures for Funds from Operations, Adjusted Funds from Operations, and Normalized Adjusted Funds from Operations are included in the financial tables at the end of this announcement.

Bethesda, MD – August 10, 2017 – Global Medical REIT Inc. (NYSE: GMRE) (the “Company”), a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share, today announces its financial results for the three-month and six-month periods ended June 30, 2017.

2017 Second Quarter Highlights (all comparisons are to the same quarter in the prior year unless otherwise noted)

•	Total revenue increased to $7.4 million from $1.8 million.

•	Net loss increased to $(0.6) million from $(0.5) million.

•	Adjusted Funds from Operations ("AFFO") increased to $0.14 per share from $0.02 per share.

•	During the second quarter, the Company completed four acquisitions containing a total of 125,966 net leasable square feet for an aggregate purchase price of approximately $39.8 million.

•	On June 16, 2017, the Company declared a quarterly cash dividend of $0.20 per share of common stock to stockholders of record as of June 27, 2017. On an annualized basis, this amounts to a dividend of $0.80 per share.

•	On June 30, 2017, the Company closed on a public underwritten offering of 3.5 million shares of its common stock, resulting in net proceeds to the Company of $29.6 million. Subsequent to quarter end, the underwriters exercised in full an option to purchase an additional 525,000 shares of common stock, resulting in additional net proceeds to the Company of $4.5 million.

David A. Young, the Company’s Chief Executive Officer, commented, “We had a successful second quarter on multiple fronts. First and foremost, we continued to add to our portfolio, adding over 125,000 net leasable square feet and ending the quarter with over one million net leasable square feet. We also completed a successful equity offering, raising net proceeds of $34.1 million, including over-allotment option proceeds received in July, which allowed us to continue building our portfolio by helping fund this quarter’s acquisitions.”

Mr. Young continued, “As noted below, we had several acquisitions close near the end of the quarter, which due to that timing, provided minimal contribution to our operating results for the quarter. As those properties earn a full quarter’s worth of rental income going forward, our operating results will benefit accordingly.”

Acquisition Activity

Completed Acquisitions During the Second Quarter Ended June 30, 2017

The Company completed four acquisitions during the second quarter of 2017, encompassing an aggregate of 125,966 net leasable square feet for a combined purchase price of approximately $39.8 million at a weighted average cap rate of approximately 8.24%. A description of the completed acquisitions is as follows:

•	On April 21, 2017, the Company completed the acquisition of the last remaining NOMS medical property located in Sandusky, Ohio (out of a total portfolio of seven medical properties the Company previously agreed to purchase), for a purchase price of approximately $1.05 million. The Company funded this acquisition using borrowings from its revolving credit facility. The acquisitions of the other six of the seven NOMS medical properties were completed on October 7, 2016 (five properties) and March 10, 2017 (one property).

•	On June 27, 2017, the Company closed on the acquisition of a family medicine clinic located in Brockport, New York (the “Brockport Facility”) for a purchase price of $8.67 million. Upon the closing of this acquisition, the Company assumed the seller’s interest, as lessor, in the lease of the Brockport Facility to The Unity Hospital of Rochester. The lease has a remaining lease term of approximately 10 years. The Company funded this acquisition using borrowings from its revolving credit facility.

•	On June 27, 2017, the Company closed on the acquisition of a gastroenterology clinic located in Flower Mound, Texas (the “Flower Mound Facility”) for a purchase price of $4.05 million. Upon the closing of this acquisition, the Company assumed the seller’s interest, as lessor, in the lease of the Flower Mound Facility to Lone Star Endoscopy Center, LLC. The lease has a remaining lease term of approximately nine years. The Company funded this acquisition using borrowings from its revolving credit facility.

•	On June 30, 2017, the Company closed on the acquisition of a hospital located in Sherman, Texas for a purchase price of $26 million. Upon closing of this acquisition, the Company leased the property back to the seller, SDB Partners, by entering into a new triple-net lease with SDB Partners with an initial term of twenty years and two ten-year extension options. The Company funded this acquisition using borrowings from its revolving credit facility.

Summary information about the completed acquisitions is presented in the table below:

Q2 2017 Completed Acquisitions Summary Table
Property	City	State	Purchase Price	Square Feet	Cap Rate[1]
NOMS	Sandusky	OH	$1,049,493	5,055	7.69%
Carrus	Sherman	TX	$26,000,000	81,352[2]	8.80%
Lone Star	Flower Mound	TX	$4,050,000	10,062	7.00%
Unity	Brockport	NY	$8,670,000	29,497	7.20%

[1]	Cap rates are calculated based on current lease terms and do not give effect to future rent escalations.
[2]	Includes approximately 17,529 square feet of shell space, 5,529 square feet of which may be developed and leased in the future.

2017 Second Quarter Financial Review

•	For the three months ended June 30, 2017, total revenue increased to $7.4 million, compared with total revenue of $1.8 million for the second quarter in the prior year. The year-over-year increase was the result of increased rental revenue due to the Company’s larger property portfolio.

•	Net loss for the three months ended June 30, 2017 was $(0.6) million, or $(0.04) per share based on 17,644,137 basic and diluted weighted average shares outstanding, compared to net loss of $(0.5) million, or $(0.35) per share for the second quarter of the prior year based on 1,426,656 basic and diluted weighted average shares outstanding. The year-over-year increase was primarily due to increases in general and administrative costs, depreciation expense, and interest expense, primarily as a result of the growth in the Company’s property portfolio.

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•	Quarterly funds from Operations (“FFO”) per share grew to $0.10 based on 17,644,137 basic and diluted weighted average shares outstanding, compared to $0.03 for the second quarter in the prior year based on 1,426,656 basic and diluted weighted average shares outstanding.

•	Quarterly AFFO per share grew to $0.14 based on 17,644,137 basic and diluted weighted average shares outstanding, compared to $0.02 for the second quarter in the prior year based on 1,426,656 basic and diluted weighted average shares outstanding.

•	Quarterly Normalized Adjusted Funds from Operations (“Normalized AFFO”) per share grew to $0.16 based on 17,644,137 basic and diluted weighted average shares outstanding, compared to $0.02 for the second quarter in the prior year based on 1,426,656 basic and diluted weighted average shares outstanding.

2017 Year-to-Date Financial Review

•	For the six months ended June 30, 2017, total revenue increased to $12.1 million, compared with total revenue of $3.1 million for the comparable prior year period.

•	Net loss for the six months ended June 30, 2017 was $(1.9) million, or $(0.11) per share based on 17,624,906 basic and diluted weighted average shares outstanding, compared to net loss of $(2.4) million, or $(2.38) per share based on 1,025,821 basic and diluted weighted average shares outstanding for the comparable prior year period. The decrease in the net loss for the six months ended June 30, 2017, compared to the prior year period, was primarily due to increased rental revenue driven by the growth in the Company’s property portfolio.

•	FFO per share grew to $0.12 based on 17,624,906 basic and diluted weighted average shares outstanding, compared to $(1.46) for the comparable prior year period based on 1,025,821 basic and diluted weighted average shares outstanding.

•	AFFO per share grew to $0.23 based on 17,624,906 basic and diluted weighted average shares outstanding, compared to $(0.70) for the comparable prior year period based on 1,025,821 basic and diluted weighted average shares outstanding.

•	Normalized AFFO per share grew to $0.24 based on 17,624,906 basic and diluted weighted average shares outstanding compared to $(0.70) for the comparable prior year period based on 1,025,821 basic and diluted weighted average shares outstanding.

Leasing Review

•	At June 30, 2017, the Company’s total portfolio included 46 buildings leased to 35 tenants.

•	The Company’s portfolio contained 1,060,144 net leasable square feet as of June 30, 2017 with an overall leased occupancy rate of 100%.

•	The average lease term remaining for the entire portfolio was 9.4 years at June 30, 2017 with an average annual base rent of $25.37 per square foot.

Balance Sheet Summary

•	The Company’s cash and cash equivalents balance was $12.0 million as of June 30, 2017 compared to $19.7 million as of December 31, 2016.

•	The Company’s gross investment in real estate as of June 30, 2017 was $355.1 million compared to $206.6 million as of December 31, 2016. The gross investment balance includes approximately $17 million and $7 million, respectively, of intangible assets acquired net of intangible liabilities acquired.

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•	The Company’s total debt, which includes outstanding borrowings on the revolving credit facility, third party debt (net of unamortized deferred financing costs), and related party debt, was $183.0 million as of June 30, 2017, compared to $66.5 million as of December 31, 2016. The Company’s weighted-average interest rate and term of its debt was 4.5% and 3.85 years, respectively, as of June 30, 2017, compared to 4.29% and 6.04 years, respectively, as of December 31, 2016.

Earnings Call

The Company will hold its second quarter 2017 conference call on August 10, 2017, at 11:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet via the “Investor Relations” section of the Company’s website at www.globalmedicalreit.com or by clicking on the conference call link http://globalmedicalreit.equisolvewebcast.com/q2-2017, or they may participate in the conference call by dialing 1-877-407-3948 and referencing Global Medical REIT. An audio replay of the conference call will be posted on the Company’s website.

About Global Medical REIT Inc.

Global Medical REIT Inc. is a Maryland corporation engaged primarily in the acquisition of licensed, state-of-the-art, purpose-built healthcare facilities and the leasing of these facilities to strong clinical operators with leading market share. The Company’s strategy is to produce increasing, reliable rental revenue by expanding its portfolio, and leasing its healthcare facilities to market-leading operators under long-term triple-net leases. The Company’s management team has significant healthcare, real estate and public real estate investment trust, or REIT, experience and has long-established relationships with a wide range of healthcare providers. The Company intends to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with its taxable year ending December 31, 2016.

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Forward-Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is the Company’s intent that any such statements be protected by the safe harbor created thereby. These forward-looking statements are identified by their use of terms and phrases such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "plan," "predict," "project," "will," "continue" and other similar terms and phrases, including references to assumption and forecasts of future results. Except for historical information, the statements set forth herein including, but not limited to, any statements regarding expected financial performance or other financial items and statements regarding future dividend payments; any statements concerning our plans, strategies, objectives and expectations for future operations and our pipeline of acquisition opportunities and expected acquisition activity, including the timing and/or successful completion of any acquisitions; any statements regarding the expected size and growth of the healthcare real estate market, and any statements regarding future economic conditions or performance are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although the Company believes that the expectations, estimates and assumptions reflected in its forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of the Company’s forward-looking statements. Important factors that could cause the Company’s actual results to differ materially from estimates, stated expectations or projections contained in the Company’s forward-looking statements are set forth in the “Risk Factors” section of our Annual Report on Form 10-K, as amended by Amendment No. 1 and Amendment No. 2 thereto, for the year ended December 31, 2016, which were filed with the United States Securities and Exchange Commission (“SEC”) on March 27, 2017, May 5, 2017, and May 9, 2017, respectively, and elsewhere in the reports the Company has filed with the SEC, including that unfavorable global and domestic economic conditions may adversely impact the Company’s business, the Company may not be successful in completing acquisitions in its investment pipeline or that it identifies and pursues in the future, and the Company’s expenses may be higher than anticipated. You are cautioned not to place undue reliance on forward-looking statements. The Company does not intend, and undertakes no obligation, to update any forward-looking statement.

COMPANY CONTACT:		INVESTOR RELATIONS:
-OR-
Global Medical REIT Inc.		The Equity Group Inc.
Danica Holley		Jeremy Hellman
Chief Operating Officer		Senior Associate
(202) 524-6854 / danicah@globalmedicalreit.com		(212) 836-9626 / jhellman@equityny.com

Adam Prior
Senior Vice-President
(212) 836-9606 / aprior@equityny.com

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Global Medical REIT Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenue
Rental revenue	$6,666,538	$1,762,769	$11,295,797	$3,061,747
Expense recoveries	697,639	-	697,639	-
Other income	58,769	7,890	88,368	22,971
Total revenue	7,422,946	1,770,659	12,081,804	3,084,718

Expenses
Acquisition fees	536,069	-	1,478,542	-
Acquisition fees – related party	-	-	-	754,000
General and administrative	2,580,874	368,210	4,198,322	1,256,739
Management fees – related party	628,374	90,000	1,255,521	180,000
Depreciation expense	1,850,587	544,002	3,196,640	942,832
Amortization expense	459,308	-	802,908	-
Interest expense	1,990,499	1,262,646	3,090,579	2,391,909
Total expenses	8,045,711	2,264,858	14,022,512	5,525,480
Net loss	$(622,765)	$(494,199)	$(1,940,708)	$(2,440,762)

Net loss per share – Basic and Diluted	$(0.04)	$(0.35)	$(0.11)	$(2.38)

Weighted average shares outstanding – Basic and Diluted	17,644,137	1,426,656	17,624,906	1,025,821

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Global Medical REIT Inc.

Consolidated Balance Sheets

	As of
	June 30, 2017	December 31, 2016
Assets	(unaudited)

Investment in real estate:
Land	$25,822,453	$17,785,001
Building	306,198,609	179,253,398
Site improvements	3,115,289	1,465,273
Tenant improvements	2,996,662	1,186,014
	338,133,013	199,689,686
Less: accumulated depreciation	(6,520,555)	(3,323,915)
Investment in real estate, net	331,612,458	196,365,771
Cash	12,033,797	19,671,131
Restricted cash	2,291,080	941,344
Tenant receivables	534,484	212,435
Escrow deposits	979,709	1,212,177
Acquired lease intangible assets, net	17,218,214	7,144,276
Deferred assets	1,867,010	704,537
Deferred financing costs, net	2,770,144	927,085
Other assets	88,695	140,374
Total assets	$369,395,591	$227,319,130

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued expenses	$2,216,953	$573,997
Dividends payable	3,700,936	3,604,037
Security deposits and other	2,444,842	719,592
Due to related parties, net	638,790	580,911
Acquired lease intangible liability, net	1,112,566	277,917
Notes payable to related parties	-	421,000
Notes payable, net of unamortized discount of $995,990 and $1,061,602 at June 30, 2017 and December 31, 2016, respectively	38,478,910	38,413,298
Revolving credit facility	144,500,000	27,700,000
Total liabilities	193,092,997	72,290,752
Stockholders' equity:
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock $0.001 par value, 500,000,000 shares authorized at June 30, 2017 and December 31, 2016, respectively; 21,105,675 and 17,605,675 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	21,106	17,606
Additional paid-in capital	202,513,240	171,997,396
Accumulated deficit	(26,231,752)	(16,986,624)
Total stockholders' equity	176,302,594	155,028,378
Total liabilities and stockholders' equity	$369,395,591	$227,319,130

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Global Medical REIT Inc.

Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2017	2016
Operating activities
Net loss	$(1,940,708)	$(2,440,762)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation expense	3,196,640	942,832
Amortization of deferred financing costs	499,577	152,845
Amortization of acquired lease intangible assets	802,908	-
Amortization of above (below) market leases	(11,046)	-
Stock-based compensation expense	1,140,437	-
Capitalized deal costs charged to expense	5,450	-
Changes in operating assets and liabilities:
Restricted cash	(1,521,537)	(319,499)
Tenant receivables	(322,049)	-
Deferred assets	(1,162,473)	(131,419)
Accounts payable and accrued expenses	1,394,169	1,241,678
Security deposits and other	1,725,250	319,499
Accrued management fees due to related party	7,665	30,000
Net cash provided by (used in) operating activities	3,814,283	(204,826)

Investing activities
Escrow deposits for purchase of properties	249,448	344,310
Loans repayments from (made to) related party	40,384	(39,040)
Pre-acquisition costs for purchase of properties	120,691	-
Purchase of land, buildings, and other tangible and intangible assets and liabilities	(148,474,478)	(37,946,139)
Net cash used in investing activities	(148,063,955)	(37,640,869)

Financing activities
Net proceeds received from follow-on offering	29,553,232	-
Change in restricted cash	171,801	(210,452)
Escrow deposits required by third party lenders	(16,980)	(835,162)
Loans from related party	9,830	1,655,272
Proceeds from notes payable from acquisitions	-	41,320,900
Payments on notes payable from acquisitions	-	(9,410,182)
Proceeds from note payable from related party	-	450,000
Repayment of note payable from related party	(421,000)	-
Proceeds from revolving credit facility, net	116,800,000	-
Payments of deferred initial public offering costs	-	(358,365)
Payments of deferred financing costs	(2,277,024)	(1,090,079)
Dividends paid to stockholders	(7,207,521)	(285,703)
Net cash provided by financing activities	136,612,338	31,236,229
Net decrease in cash and cash equivalents	(7,637,334)	(6,609,466)
Cash and cash equivalents—beginning of period	19,671,131	9,184,270
Cash and cash equivalents—end of period	$12,033,797	$2,574,804
Supplemental cash flow information:
Cash payments for interest	$2,479,834	$1,034,945
Noncash financing and investing activities:
Accrued dividends payable	$3,700,936	$-
Conversion of convertible debenture due to majority stockholder to common stock	$-	$15,000,000
Accrued deferred initial public offering costs	$174,325	$1,152,543
Reclassification of deferred follow-on offering costs to additional paid-in capital	$394,092	$-
Accrued capitalized deal costs	$74,462	$-

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Non-GAAP Financial Measures

FFO, AFFO, and Normalized AFFO are non-GAAP financial measures within the meaning of the rules of the SEC. The Company considers FFO, AFFO, and Normalized AFFO to be important supplemental measures of its operating performance and believes FFO is frequently used by securities analysts, investors, and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In accordance with the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition, FFO means net income or loss computed in accordance with generally accepted accounting principles (“GAAP”) before non-controlling interests of holders of operating partnership units, excluding gains (or losses) from sales of property and extraordinary items, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures. The Company did not incur any gains or losses from the sales of property or record any adjustments for unconsolidated partnerships and joint ventures during the quarters ended June 30, 2017 and June 30, 2016. Because FFO excludes real estate related depreciation and amortization (other than amortization of deferred financing costs), the Company believes that FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from the closest GAAP measurement, net income or loss.

AFFO is a non-GAAP measure used by many investors and analysts to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations. Management calculates AFFO by modifying the NAREIT computation of FFO by adjusting it for certain cash and non-cash items and certain recurring and non-recurring items. For the Company, these items include recurring acquisition and disposition costs, loss on the extinguishment of debt, recurring straight line deferred rental revenue, recurring stock-based compensation expense, recurring amortization of deferred financing costs, recurring capital expenditures, recurring lease commissions, recurring tenant improvements and other items.

Management calculates Normalized AFFO, which is also a non-GAAP financial measure, by modifying AFFO by adjusting for non-recurring income and expenses. For the Company, these items include the costs of establishing a system of Sarbanes-Oxley-compliant internal controls and procedures and the portion of our General Counsel and Secretary’s salary for 2017 that is reimbursable by the Company to the Company’s external advisor, Inter-American Management, LLC (such reimbursement obligation expires on May 8, 2018).

Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. Management also considers Normalized AFFO to be a useful measure to evaluate the Company’s operating results excluding non-recurring income and expenses. Normalized AFFO can help investors compare the operating performance of the Company between periods or as compared to other companies. The Company’s FFO, AFFO, and Normalized AFFO computations may not be comparable to FFO, AFFO, and Normalized AFFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, that interpret the NAREIT definition differently than the Company does or that compute FFO, AFFO, and Normalized AFFO in a different manner.

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Global Medical REIT Inc.

Reconciliation of Funds from Operations (FFO)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

Net loss	$(622,765)	$(494,199)	$(1,940,708)	$(2,440,762)
Depreciation and amortization expense	2,309,895	544,002	3,999,548	942,832
Amortization of above (below) market leases	(2,846)	-	(11,046)	-
FFO	$1,684,284	$49,803	$2,047,794	$(1,497,930)

FFO per Share	$0.10	$0.03	$0.12	$(1.46)

Weighted Average Shares Outstanding	17,644,137	1,426,656	17,624,906	1,025,821

Global Medical REIT Inc.

Reconciliation of Adjusted Funds from Operations (AFFO)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

FFO	$1,684,284	$49,803	$2,047,794	$(1,497,930)
Acquisition costs	536,069	-	1,478,542	754,000
Straight line deferred rental revenue	(746,710)	(81,646)	(1,129,321)	(131,419)
Stock-based compensation expense	720,827	-	1,140,437	-
Amortization of deferred financing costs	340,905	62,604	499,577	152,845
AFFO	$2,535,375	$30,761	$4,037,029	$(722,504)

AFFO per Share	$0.14	$0.02	$0.23	$(0.70)

Weighted Average Shares Outstanding	17,644,137	1,426,656	17,624,906	1,025,821

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Global Medical REIT Inc.

Reconciliation of Normalized Adjusted Funds from Operations (Normalized AFFO)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
	(unaudited)		(unaudited)

AFFO	$2,535,375	$30,761	$4,037,029	$(722,504)
Professional fees and services related to Sarbanes-Oxley implementation	206,122	-	241,338	-
Compensation expense reimbursement	18,145	-	18,145	-
Normalized AFFO	$2,759,642	$30,761	$4,296,512	$(722,504)

Normalized AFFO per Share	$0.16	$0.02	$0.24	$(0.70)

Weighted Average Shares Outstanding	17,644,137	1,426,656	17,624,906	1,025,821

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